Exhibit 99.1

Press Release www.shire.com

Directorate change

December 4, 2015 - Shire plc (LSE: SHP, NASDAQ: SHPG) announces the following appointments to committees of the Board with effect from December 3, 2015:

Director[1]	Board committee
Steven Gillis[2]	Audit, Compliance & Risk Committee
David Ginsburg	Nomination Committee
Sara Mathew	Remuneration Committee

1. Each director will serve as a member of the respective Board committee.

2. Dr. Gillis has served as an interim member of the Audit, Compliance & Risk Committee since December 3, 2014.

Oliver Strawbridge
Senior Assistant Company Secretary

For further information please contact:

Investor Relations
Matthew Osborne	mattosborne@shire.com	+1 781 482 9502
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX